Exhibit 3.2

J.P. MORGAN REAL ESTATE INCOME TRUST, INC.

ARTICLES SUPPLEMENTARY

J.P. Morgan Real Estate Income Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Section 5.1 of Article V of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”), by duly adopted resolutions, classified and designated 600,000,000 authorized but unissued shares of common stock, $0.01 par value per share, of the Corporation as shares of Class Y Common Stock, $0.01 par value per share (the “Class Y Common Shares”), of the Corporation, and classified and designated 500,000,000 authorized but unissued shares of common stock, $0.01 par value per share, of the Corporation as shares of Class X Common Stock, $0.01 par value per share (the “Class X Common Shares”), of the Corporation, with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption, which, upon any restatement of the Charter, shall become part of Article IV or Article V of the Charter, as appropriate, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof. Unless otherwise defined below, capitalized terms used below have the meanings given to them in the Charter.

Class Y Common Shares

(1)
Authorized Shares. Of the total number of authorized Common Shares, 600,000,000 shares are classified as Class Y Common Shares.
(2)
Definitions. As used herein, the following terms shall have the following meanings unless the context otherwise requires:

“Class Y NAV Per Share” shall mean the net asset value of the Corporation allocable to the Class Y Common Shares, determined as described in the Prospectus, divided by the number of outstanding Class Y Common Shares.

“Class Y-I Conversion Rate” shall mean the fraction, the numerator of which is the Class Y NAV Per Share and the denominator of which is the Class I NAV Per Share.

“Class Y-S Conversion Rate” shall mean the fraction, the numerator of which is the Class Y NAV Per Share and the denominator of which is the Class S NAV Per Share.

“Class Y Stockholder Servicing Fee” shall mean the stockholder servicing fee payable to the Dealer Manager and reallowable to soliciting dealers with respect to any Class Y Common Share for which such fee is payable.

(3)
Conversion of Class Y Common Shares to Class I Common Shares. Each Class Y Common Share held in a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into a number of Class I Common Shares, unless previously converted into a number of Class S Common Shares, equal to the Class Y-I Conversion Rate on the earliest of (a) a Listing of Class I Common Shares, (b) a merger or consolidation of the Corporation with or into another entity or the sale or other disposition of all or substantially all of the Corporation’s assets, in each case in a transaction in which the Stockholders receive cash or securities listed on a national securities exchange, and (c) the end of the month in which the Dealer Manager in conjunction with the Corporation’s transfer agent determines that total Selling Commissions and Class Y Stockholder Servicing Fees paid with respect to the Class Y Common Shares held by such Stockholder within such account would exceed, in the aggregate, 8.75% of the sum of the Gross Proceeds from the sale of such Class Y Common Shares and the aggregate Reinvestment Proceeds of any Class Y Common Shares issued under a Reinvestment Plan upon the reinvestment of the Distributions paid with respect to such Class Y Common Shares or with respect to any Class Y Common Shares issued under a Reinvestment Plan directly or indirectly attributable to such Class Y Common Shares. Solely for the purpose of computing Gross Proceeds in this Section (3), the purchase price of any Class Y Common Share shall be deemed to be the full, non-discounted offering price at the time of purchase of each such Class Y Common Share.

(4)
Conversion of Class Y Common Shares to Class S Common Shares. Each Class Y Common Share held in a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into a number of Class S Common Shares equal to the Class Y-S Conversion Rate on the second business day of the month immediately following the second anniversary of the date of execution of the applicable agreement between the Dealer Manager and a Soliciting Dealer relating to the issuance of such Class Y Common Share or such other date as set forth in the applicable agreement between the Dealer Manager and a Soliciting Dealer relating to the issuance of such Class Y Common Share.
(5)
Rights Upon Liquidation. Immediately before any liquidation, dissolution or winding up, or any distribution of the assets of the Corporation pursuant to a plan of liquidation, dissolution or winding up, Class Y Common Shares will automatically convert to Class I Common Shares at the Class Y-I Conversion Rate. Following such conversion, the aggregate assets of the Corporation available for Distribution to holders of the Common Shares, or the proceeds therefrom, shall be distributed to each holder of Class I Common Shares, ratably with each other holder of Class I Common Shares, which will include all converted Class Y Common Shares, in such proportion as the number of outstanding Class I Common Shares held by such holder bears to the total number of outstanding Class I Common Shares then outstanding.

Class X Common Shares

(1)
Authorized Shares. Of the total number of authorized Common Shares, 500,000,000 shares are classified as Class X Common Shares.
(2)
Definitions. As used herein, the following terms shall have the following meanings unless the context otherwise requires:

“Class X NAV Per Share” shall mean the net asset value of the Corporation allocable to the Class X Common Shares, determined as described in the Prospectus, divided by the number of outstanding Class X Common Shares.

“Class X Conversion Rate” shall mean the fraction, the numerator of which is the Class X NAV Per Share and the denominator of which is the Class I NAV Per Share.

(3)
Conversion to Class I Common Shares. Each Class X Common Share held in a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into a number of Class I Common Shares, equal to the Class X Conversion Rate on the earliest of (a) a Listing of Class I Common Shares, (b) a merger or consolidation of the Corporation with or into another entity or the sale or other disposition of all or substantially all of the Corporation’s assets, in each case in a transaction in which the Stockholders receive cash or securities listed on a national securities exchange, and (c) the second business day of the month immediately following the second anniversary of the date of execution of the applicable agreement between the Dealer Manager and a Soliciting Dealer relating to the issuance of such Class X Common Share or such other date as set forth in the applicable agreement between the Dealer Manager and a Soliciting Dealer relating to the issuance of such Class X Common Share.
(4)
Rights Upon Liquidation. Immediately before any liquidation, dissolution or winding up, or any distribution of the assets of the Corporation pursuant to a plan of liquidation, dissolution or winding up, Class X Common Shares will automatically convert to Class I Common Shares at the Class X Conversion Rate. Following such conversion, the aggregate assets of the Corporation available for Distribution to holders of the Common Shares, or the proceeds therefrom, shall be distributed to each holder of Class I Common Shares, ratably with each other holder of Class I Common Shares, which will include all converted Class X Common Shares, in such proportion as the number of outstanding Class I Common Shares held by such holder bears to the total number of outstanding Class I Common Shares then outstanding.

SECOND: The Class Y Common Shares and the Class X Common Shares have been designated and classified by the Board of Directors under the authority contained in the Charter.

THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Chairperson of the Board and Chief Executive Officer and attested to by its Secretary on this 13th day of November, 2023.

ATTEST:	J.P. MORGAN REAL ESTATE INCOME TRUST, INC.

By:	/s/ Christian P. Porwoll		By:	/s/ Michael P. Kelly (SEAL)
	Name:	Christian P. Porwoll		Name:	Michael P. Kelly
	Title:	Secretary		Title:	Chairperson of the Board and Chief Executive Officer